Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. §1350

Pursuant to 18 U.S.C. §1350 and in connection with the annual report of Cytomedix, Inc. (the “Company”) for the three months ended March 31, 2007, I, Andrew S. Maslan, Chief Financial Officer of the Company, hereby certify that to the best of my knowledge and belief:

1.	The Company’s Form 10-Q/A for the three months ended March 31, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in the Company’s Form 10-Q/A for the three months ended March 31, 2007, fairly presents, in all material respects, the financial condition and results of operations of the Company for said period.

/s/Andrew S. Maslan
Andrew S. Maslan

Chief Financial Officer
Date: November 14, 2007

A signed original of this written statement has been provided to Cytomedix, Inc. and will be retained by Cytomedix, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.